August 03, 2010
Uranerz Acquires Extensive Drill Data for Powder River Basin Area

Casper, Wyoming, August 3, 2010 -- Uranerz Energy Corporation ("Uranerz" or the "Company") (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce the acquisition of a significant uranium exploration data library from Excalibur Industries and its subsidiary Mountain West Mines, Inc. The data library is comprised of a large collection of drill logs, drill hole location maps, cross-sections and geologic and technical reports, and covers a significant portion of the Pumpkin Buttes uranium district located in the central Powder River Basin. With the acquisition of the Excalibur data library, Uranerz now possesses one of the largest uranium data bases in Wyoming.

"This data library will be very helpful in identifying prospective uranium targets and will save the Company a substantial amount of exploration expense, not to mention considerable savings in time", said George Hartman, Executive Vice President and Chief Operating Officer for Uranerz. "This deal was over three years in the making but was well worth the effort considering the advantage the exploration data will provide in developing potential resources".

The data library contains electric logs, lithology logs, grade print-outs, cross sections, drill hole maps, and summary reports for over 12,000 exploration holes drilled by Mountain West and by the Cleveland Cliffs Iron Company under contract with Mountain West from the 1960s to the 1980s. These drill holes are located on over 340 square miles encompassing nearly the entire Pumpkin Buttes Mining District. The historic data base includes exploration drilling on lands controlled by Uranerz. The data base also covers uranium projects within the Powder River Basin controlled by third parties such as: North Butte, Greasewood Creek, Fourmile, North Bing, Bing Trends, Ruby Ranch, and Pine Tree.

Under the terms of the agreement, Uranerz has agreed to issue Excalibur Industries and Mountain West a total of 2,000,000 warrants. Each warrant will be exercisable for the purchase of one common share of the Company at a price of US$3.00 and will have a term of four years. The warrants become exercisable in four equal annual installments, as to 25% upon closing, and as to 25% in each of the next three years.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving near-term commercial ISR uranium production. The Company controls a large strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A. Two of these ISR projects are currently in the advanced permitting and licensing stage.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and a record of licensing, constructing, and operating ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or refer to the Company website www.uranerz.com. To review Company filings with the Securities and Exchange Commission visit www.sec.gov or www.sedar.com.

Forward-looking statements
This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to our projections as to future savings on drilling expenditures, our projections as to the potential benefits, helpfulness, advantages and value of the data library, statements with respect to our planned exploration and drilling programs, all statements containing projections, estimates and expectations or describing future activities or plans. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.